                                                                  EXHIBIT (n)(1)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                        AMERICAN CENTURY INVESTMENT TRUST

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act");

     WHEREAS,  the common stock of the Issuer is currently  allocated to various classes of separate series of shares;

     WHEREAS,  Rule 18f-3 requires that the Board of Trustees of the Issuer (the
"Board"),  adopt a written plan (a "Multiple  Class Plan") setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each  class,  (2) the  allocation  of expenses  for each class,  and (3) any related conversion features or exchange privileges;

     WHEREAS,  the Issuer has offered  multiple classes of certain series of the
Issuer's  shares  pursuant  to Rule  18f-3  under  the 1940 Act  since the Board initially adopted the original Multiple Class Plan;

     WHEREAS,  the Board,  including  a majority of those  Trustees  who are not
"interested  persons" as defined in the 1940 Act ("Independent  Trustees"),  has determined  that this Amended and Restated  Multiple  Class Plan (this  "Plan"), adopted  pursuant to Rule 18f-3 under the 1940 Act, is in the best  interests of the shareholders of each class individually and the Issuer as a whole;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below), this Plan, in accordance with Rule 18f-3 under the
1940 Act on the following terms and conditions:

SECTION 1. ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the initial effective date of this  Plan,  the  Issuer  elects to offer  multiple  classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2. FEATURES OF THE CLASSES

a.   DIVISION INTO CLASSES.  Each series of shares of the Issuers  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more of the following classes of shares:  Investor Class,  Institutional
     Class,  Advisor Class,  A Class, B Class, C Class and R Class.  The classes that each Fund is authorized  to issue  pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall  represent an equal pro rata interest in such Fund,  and generally,  shall have  identical  voting, dividend, liquidation and other rights, preferences,  powers, restrictions, limitations, qualifications, and terms and conditions,

     except that each class of shares shall:  (A) have a different  designation;
     (B) bear any Class  Expenses,  as defined in SECTION 3D(3) below;  (C) have exclusive  voting  rights on any  matter  submitted  to  shareholders  that relates  solely to its service  arrangement;  and (D) have separate  voting rights on any matter  submitted to  shareholders  in which the interests of one class differ from the interests of any other class.

b.   MANAGEMENT FEES.

     (1)  INVESTOR  CLASS  UNIFIED  FEE.  The Issuer is a party to a  management agreement (the  "Management  Agreement")  with either American Century
          Investment  Management,  Inc. or American  Century  Global  Investment
          Management,  Inc., each a registered investment adviser (each referred to herein as the "Advisor", as applicable),  or both for the provision of  investment  advisory  and  management  services in exchange  for a single,  unified  fee, as set forth on SCHEDULE A and as  described in the Fund's current Investor Class prospectus or prospectus supplement.

     (2)  INSTITUTIONAL CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue  Institutional  Class shares, the Management
          Agreement  provides for a unified fee of 20 basis points less than the existing unified fee in place for the corresponding  Investor Class of
          such  Fund,  as  described  in  the  Fund's  current   Investor  Class
          prospectus or prospectus  supplement.  Institutional  Class shares are available to large  institutional  shareholders,  such as corporations and  retirement  plans and other  pooled  accounts  that meet  certain investment  minimums  established  from  time to time by the  Advisor.
          Institutional  Class shares are not eligible for purchase by insurance companies,  except in  connection  with a product for defined  benefit plans not involving a group annuity contract.

     (3)  ADVISOR CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue Advisor Class  shares,  the  Management  Agreement provides for a unified fee equal to the existing  unified fee in place for the corresponding Investor Class of such Fund, as described in the
          Fund's current Investor Class prospectus or prospectus supplement. The
          Advisor Class is intended to be sold to employer-sponsored  retirement plans (including  participant  directed plans),  insurance  companies, broker-dealers, banks and other financial intermediaries.

     (4)  A CLASS  UNIFIED  FEE.  For each Fund  listed on  SCHEDULE  A as being authorized to issue A Class shares, the Management  Agreement provides for a unified fee equal to the  existing  unified fee in place for the corresponding  Investor Class of such Fund, as described in the Fund's current  Investor  Class  prospectus or prospectus  supplement.  The A
          Class is intended to be sold to and through broker-dealers,  banks and other financial intermediaries.

     (5)  B CLASS  UNIFIED  FEE.  For each Fund  listed on  SCHEDULE  A as being authorized to issue B Class shares, the Management  Agreement provides for a unified fee equal to the  existing  unified fee in place for the corresponding  Investor Class of such Fund, as described in the Fund's current  Investor  Class  prospectus or prospectus  supplement.  The B
          Class is intended to be sold to and through broker-dealers,  banks and other financial intermediaries.

     (6)  C CLASS  UNIFIED  FEE.  For each Fund  listed on  SCHEDULE  A as being authorized to issue C Class shares, the Management  Agreement provides for a unified fee equal to the  existing  unified fee in place for the corresponding  Investor Class of such Fund, as described in the Fund's current  Investor  Class  prospectus or prospectus  supplement.  The C
          Class is intended to be sold to and through broker-dealers,  banks and other financial intermediaries.

     (7)  R CLASS  UNIFIED  FEE.  For each Fund  listed on  SCHEDULE  A as being authorized to issue R Class shares, the Management  Agreement provides for a unified fee equal to the  existing  unified fee in place for the corresponding  Investor Class of such Fund, as described in the Fund's current  Investor  Class  prospectus or prospectus  supplement.  The R
          Class is intended to be sold to  employer-sponsored  retirement  plans
          (including   participant   directed   plans),   insurance   companies,
          broker-dealers, banks and other financial intermediaries.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1)  ADVISOR CLASS  DISTRIBUTION  PLAN. Shares of the Advisor Class of each
          Fund are offered subject to an Advisor Class Master  Distribution  and
          Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act
          (the "Advisor  Class Plan") adopted by the Issuer  effective  April 1,
          1998.  Advisor  Class  shares of each Fund shall pay the  Advisor,  as paying agent for the Fund, for the expenses of individual  shareholder
          services  and  distribution   expenses  incurred  in  connection  with
          providing  such  services  for shares of the Fund,  as provided in the
          Advisor Class Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

     (2)  A CLASS  DISTRIBUTION  PLAN.  Shares  of the A Class of each  Fund are offered  subject  to an A Class  Master  Distribution  and  Individual
          Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act
          (the "A Class  Plan")  adopted by the Issuer  effective  September  3,
          2002.  A Class  shares of each Fund shall pay the  Advisor,  as paying agent  for  the  Fund,  for the  expenses  of  individual  shareholder
          services  and  distribution   expenses  incurred  in  connection  with
          providing  such  services for shares of the Fund, as provided in the A
          Class Plan,  at an aggregate  annual rate of .25% of the average daily net assets of such class.

     (3)  B CLASS  DISTRIBUTION  PLAN.  Shares  of the B Class of each  Fund are offered  subject  to a B  Class  Master  Distribution  and  Individual
          Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act
          (the "B Class  Plan")  adopted by the Issuer  effective  September  3,
          2002.  B Class  shares of each Fund shall pay the  Advisor,  as paying agent  for  the  Fund,  for the  expenses  of  individual  shareholder
          services  and  distribution   expenses  incurred  in  connection  with
          providing  such  services for shares of the Fund, as provided in the B
          Class Plan, at an aggregate  annual rate of 1.00% of the average daily net assets of such class (.75% for distribution  expenses and .25% for individual shareholder services).

     (4)  C CLASS  DISTRIBUTION  PLAN.  Shares  of the C Class of each  Fund are offered  subject  to a C  Class  Master  Distribution  and  Individual
          Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act
          (the "C Class Plan")  adopted by the Issuer  effective  May 1, 2001. C
          Class shares of each Fund shall pay the  Advisor,  as paying agent for the Fund,  for the  expenses of  individual  shareholder  services and distribution  expenses  incurred in  connection  with  providing  such services for shares of the Fund,  as provided in the C Class

          Plan, at an aggregate annual rate of: (A) for all funds,  except Prime
          Money Market Fund, 1.00% of the average daily net assets of such class
          (.75% for  distribution  expenses and .25% for individual  shareholder services);  and (B) for Prime Money Market  Fund,  .75% of the average daily net assets of such class  (.50% for  distribution  expenses  and
          .25% for individual shareholder services).

     (5)  R CLASS  DISTRIBUTION  PLAN.  Shares  of the R Class of each  Fund are offered  subject  to an R Class  Master  Distribution  and  Individual
          Shareholder  Services  Plan  pursuant to Rule 12b-1 under the 1940 Act
          (the "R Class  Plan")  adopted by the Issuer  effective  February  24,
          2005.  R Class  shares of each Fund shall pay the  Advisor,  as paying agent  for  the  Fund,  for the  expenses  of  individual  shareholder
          services  and  distribution   expenses  incurred  in  connection  with
          providing  such  services for shares of the Fund, as provided in the R
          Class Plan,  at an aggregate  annual rate of .50% of the average daily net assets of such class.

     (6)  DEFINITION OF SERVICES.  Under the Advisor, A, B, C and R Class Plans,
          "distribution  expenses"  include,  but are not limited  to,  expenses incurred in connection with (A) payment of sales  commission,  ongoing
          commissions  and  other  payments  to  brokers,   dealers,   financial
          institutions  or others who sell shares of the relevant class pursuant to Selling  Agreements;  (B)  compensation to employees of Distributor who engage in or support  distribution  of the shares of the  relevant class;  (C)  compensation  to, and  expenses  (including  overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements  of  additional  information  and  reports  for other  than existing shareholders; (E) the preparation,  printing and distribution of sales literature and advertising  materials  provided to the Funds'
          shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective  shareholders,  including distributing prospectuses,  statements of additional  information,  and shareholder reports;  (G) the  provision of facilities  to answer  questions  from prospective  investors  about Fund shares;  (H) complying with federal and state  securities laws pertaining to the sale of Fund shares;  (I)
          assisting  investors in  completing  application  forms and  selecting dividend  and  other  account  options;  (J) the  provision  of  other reasonable  assistance in  connection  with the  distribution  of Fund shares;  (K) the  organizing  and  conducting  of sales  seminars  and payments  in the form of  transactional  compensation  or  promotional incentives;  (L) profit on the foregoing;  (M) the payment of "service
          fees",   as   contemplated  by  the  Conduct  Rules  of  the  National
          Association of Securities Dealers; and (N) such other distribution and services  activities as the Issuer  determines  may be paid for by the
          Issuer  pursuant to the terms of this Agreement and in accordance with
          Rule 12b-1 of the 1940 Act.

          "Individual shareholder services" may include, but are not limited to:
          (A)  individualized  and  customized   investment  advisory  services,
          including  the  consideration  of  shareholder  profiles  and specific goals;  (B) the  creation of  investment  models and asset  allocation models for use by the shareholder in selecting  appropriate Funds; (C)
          proprietary  research  about  investment  choices  and the  market  in general;  (D) periodic  rebalancing of shareholder  accounts to ensure compliance with the selected asset  allocation;  (E)  consolidation of shareholder accounts in one place; and (F) other individual services.

d.   ADDITIONAL FEATURES.

     (1)  FRONT-END  LOADS. A Class shares shall be subject to a front-end sales charge in the circumstances and pursuant to the schedules set forth in each Fund's then-current prospectus.

     (2)  CONTINGENT  DEFERRED SALES CHARGES.  A, B, and C Class shares shall be subject to a contingent deferred sales charge in the circumstances and pursuant to the  schedules  as set forth in each  Fund's  then-current prospectus.

     (3)  B CLASS  CONVERSION.  B Class shares will  automatically  convert to A
          Class  shares  of the same  Fund at the end of a  specified  number of years  after  the  initial  purchase  date of the B Class  shares,  in accordance  with the provisions set forth in each Fund's  then-current prospectus.

SECTION 3. ALLOCATION OF INCOME AND EXPENSES

a.   DAILY DIVIDEND FUNDS.  Funds that declare  distributions  of net investment income  daily to maintain  the same net asset value per share in each class
     ("Daily  Dividend  Funds") will allocate  gross income and expenses  (other than  Class  Expenses,  as  defined  below)  to each  class on the basis of
     "relative net assets  (settled  shares)".  Realized and unrealized  capital gains and losses will be  allocated  to each class on the basis of relative net assets.  "Relative net assets (settled shares)," for this purpose,  are
     net  assets  valued  in  accordance  with  generally  accepted   accounting
     principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund.  Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and  expenses  (other than Class  Expenses)  of each Fund, other than the Daily  Dividend  Funds,  shall be allocated to each class on the basis of its net asset  value  relative  to the net asset  value of the
     Fund.  Expenses to be so allocated  also include  Issuer  Expenses and Fund
     Expenses.

c.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund  Expenses  will be allocated  among the classes of shares pro rata based on their  relative  net asset  values in relation to the net asset value of all outstanding shares in the Fund.  Approved Class Expenses shall be allocated to the particular class to which they are  attributable.
     In addition,  certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes,  as determined by the Advisor.

d.   DEFINITIONS.

     (1)  ISSUER EXPENSES. "Issuer Expenses" include expenses of the Issuer that are not  attributable to a particular Fund or class of a Fund.  Issuer
          Expenses  include  fees and  expenses of those  Independent  Trustees, including  counsel  fees for the  Independent  Trustees,  and  certain extraordinary  expenses of the Issuer that are not  attributable  to a particular Fund or class of a Fund.

     (2)  FUND EXPENSES. "Fund Expenses" include expenses of the Issuer that are attributable  to a  particular  fund  but  are not  attributable  to a particular  class of the Fund.  Fund  Expenses  include  (i)  interest expenses,  (ii) taxes,  (iii)  brokerage  expenses,  and (iv)  certain extraordinary  expenses  of a Fund  that  are  not  attributable  to a particular class of a Fund.

     (3)  CLASS EXPENSES. "Class Expenses" are expenses that are attributable to a particular  class of a Fund and shall be limited to: (i)  applicable unified fee;  (ii)  payments  made  pursuant to the 12b-1 Plan of each applicable  Class;  and (iii)  certain  extraordinary  expenses  of an
          Issuer or Fund that are attributable to a particular class of a Fund.

     (4)  EXTRAORDINARY EXPENSES. "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund Expense or a Class  Expense in such manner and  utilizing  such  methodology  as  the  Advisor  shall  reasonably determine,  which  determination  shall be subject to  ratification or approval of the Board and shall be consistent  with  applicable  legal principles  and  requirements  under  the  1940  Act and the  Internal
          Revenue  Code,  as  amended.  The  Advisor  shall  report to the Board quarterly  regarding  those  extraordinary  expenses  that  have  been allocated as Class Expenses.  Any such  allocations  shall be reviewed by, and subject to the approval of, the Board.

SECTION 4. EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders  may (i)  exchange  shares of one class of a Fund for shares of the same class of another Fund,  (ii) exchange  Investor  Class shares for shares of any fund within the American  Century  family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor  Class shares of another Fund,  provided that the amount to be exchanged meets the applicable  minimum  investment  requirements  and the
shares  to  be  acquired  in  the  exchange  are   qualified  for  sale  in  the
stockholder's state of residence.

SECTION 5. CONVERSION FEATURES

Conversions  from one class of a Fund's  shares into another class of shares are not permitted; PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer  eligible  to own  shares of that  class,  upon  prior  notice to such shareholder,  those  shares will be  converted to shares of the same Fund but of another class in which such shareholder is eligible to invest.  Similarly,  if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested,  such shareholder may be  eligible  to convert  into shares of the same Fund but of the class with the lower expenses.

SECTION 6. QUARTERLY AND ANNUAL REPORTS

The Board shall receive  quarterly and annual  reports  concerning all allocated
Class  Expenses and  distribution  and  servicing  expenditures  complying  with paragraph  (b)(3)(ii) of Rule 12b-1,  as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a  particular  class of  shares  will be used to  justify  any  distribution  or servicing fee or other expenses charged to that class.  Expenditures not related to the sale or  servicing  of a  particular  class shall not be presented to the
Board to justify any fee attributable to that class. The reports,

including  the  allocations  upon which they are based,  shall be subject to the review and approval of the Independent Trustees of the Issuer who have no direct or indirect  financial interest in the operation of this Plan in the exercise of their fiduciary duties.

SECTION 7. WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior  approval of the Board,  provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8. EFFECTIVENESS OF PLAN

Upon  receipt of  approval  by votes of a majority of both (a) the Board and (b)
the Independent Trustees, this Plan shall become effective August 1, 2007.

SECTION 9. MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment  is approved a majority of both (a) the Board and (b) the  Independent
Trustees;  PROVIDED;  HOWEVER;  that a new Fund may be added by the Issuer  upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of
August 1, 2007.

                                            AMERICAN CENTURY INVESTMENT TRUST

                                            By: /s/  Charles A. Etherington
                                               ---------------------------------
                                                  Charles A. Etherington
                                                  Senior Vice President

                                   SCHEDULE A

                     SERIES COVERED BY THIS MULTICLASS PLAN

--------------------------------------- ---------- ---------- --------- ------- ------ ------- ---------
                                                    INSTITU-
                                         INVESTOR    TIONAL    ADVISOR     A      B       C        R
                                          CLASS       CLASS     CLASS    CLASS  CLASS   CLASS    CLASS
--------------------------------------- ---------- ---------- --------- ------- ------ ------- ---------

AMERICAN CENTURY INVESTMENT TRUST

>>       Diversified Bond Fund             Yes         Yes       Yes      Yes    Yes     Yes      Yes
>>       Premium Money Market Fund         Yes         No        No       No      No     No        No
>>       Prime Money Market Fund           Yes         No        Yes      Yes    Yes     Yes       No
>>       High-Yield Fund                   Yes         Yes       Yes      Yes    Yes     Yes      Yes
>>       Inflation Protection Bond Fund    Yes         Yes       No       Yes    Yes     Yes      Yes
>>       Select Bond Fund                  Yes         Yes       No       Yes    Yes     Yes      Yes
>>       High-Yield Bond Fund              Yes         Yes       No       Yes    Yes     Yes      Yes
>>       Core Plus Fund                    Yes         Yes       No       Yes    Yes     Yes      Yes
>>       Short Duration Fund               Yes         Yes       No       Yes    Yes     Yes      Yes
--------------------------------------- ---------- ---------- --------- ------- ------ ------- ---------

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